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                                                                      Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Post-Effective Amendment No. 9 to the Registration Statement No. 333-53477 of General American Separate Account Eleven on Form S-6 of our report dated March 14, 2006, relating to the financial statements of General American Separate Account Eleven, and our report on the financial statements dated April 25, 2006, relating to General American Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance which became effective on January 1, 2004, and October 1, 2003, respectively), both appearing in the Prospectus Supplement, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus Supplement, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Certified Public Accountants

Tampa, Florida
April 25, 2006